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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  October 8, 1999



                               EPIX Medical, Inc.
             (Exact name of registrant as specified in its charter)


  Delaware                      000-21863                04-3030815
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(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)              Identification No.)
incorporation)


                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (617) 250-6000

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ITEM 5. OTHER EVENTS.

         On October 8, 1999, the Registrant entered into a Non-Negotiable Promissory Note and Security Agreement (the "Loan") with Mallinckrodt, Inc. ("Mallinckrodt") pursuant to which the Registrant is eligible to borrow up to $9.5 million from Mallinckrodt. The Loan bears interest, adjustable on a quarterly basis, at the Prime Rate published in the Wall Street Journal. The Loan shall be repayable in full on the earliest to occur of (i) October 1, 2002;
(ii) thirty days after the date of the First Commercial Sale of Licensed Product in the Territory (as defined in the Registrant's Strategic Collaboration Agreement with Mallinckrodt dated August 30, 1996, as amended (the "Strategic Collaboration Agreement")) and (iii) thirty days after the first date upon which the Registrant could reasonably repay all outstanding principal and interest on the Loan without creating any reasonably foreseeable risk that the Registrant shall be entitled to receive a loan from Mallinckrodt under the Strategic Collaboration Agreement within six months of the date of any such repayment. The Loan is secured by a first priority security interest in all of the Registrant's intellectual property.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EPIX MEDICAL, INC.
                                          (Registrant)



Date: October 26, 1999                    /S/ MICHAEL D. WEBB
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                                          Michael D. Webb
                                          President and Chief Executive Officer


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